UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

Perfumania Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

251 International Parkway

Sunrise, Florida 33325

(Address of Principal Executive Offices)(Zip Code)

(954) 335-9100

(Registrant’s telephone number, including area code)

E Com Ventures, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On August 11, 2008, Perfumania Holdings, Inc. (formerly, E Com Ventures, Inc.) (the “Company”) completed its acquisition of Model Reorg, Inc. (“Model Reorg”) when Model Reorg merged into the Company’s wholly owned subsidiary, Model Reorg Acquisition LLC (“Model Acquisition”) (the “Merger”).

Under the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 21, 2007 and amended on July 8, 2008, by and among the Company, Model Reorg, the shareholders of Model Reorg, and Model Acquisition, the Company issued to the Model Reorg shareholders 5,900,000 shares of the Company’s common stock and warrants exercisable for the purchase of 1,500,000 shares of the Company’s common stock at an exercise price of $23.94 per share (the “Warrants”). The shares issued to the Model Reorg shareholders represent approximately 66% of the Company’s 8,959,041 outstanding shares following the Merger, and approximately 71% assuming exercise of all of the Warrants. The Company’s shareholders approved the issuance of the shares and Warrants at a special meeting on August 8, 2008. The Merger Agreement and amendment, to which reference should be made for the complete terms of the transaction, are filed as exhibits to this Form 8-K.

For accounting purposes, Model Reorg is considered to be the acquiror in the Merger. Accordingly, the merger consideration will be allocated among the fair values of E Com Ventures’ assets and liabilities based upon a valuation that has not yet been determined. Historical financial condition and results of operations shown for comparative purposes in future periodic filings will reflect Model Reorg’s results. However, the Company will continue to use the same fiscal year end, the Saturday closest to January 31.

Senior Credit Facility

On August 11, 2008, at the closing of the Merger, the Company and certain of its subsidiaries entered into a new $250,000,000 revolving credit facility with a syndicate of banks for which General Electric Capital Corporation serves as Agent, Collateral Agent and Lender, GE Capital Markets, Inc. serves as Joint Lead Arranger and Book Runner and Wachovia Capital Markets serves as Joint Lead Arranger (the “Senior Credit Facility”). The Company expects to use the Senior Credit Facility for its general corporate purposes and those of its subsidiaries, including working capital. The Company and certain of its subsidiaries are co-borrowers under the Senior Credit Facility, and the Company’s other subsidiaries have guaranteed all of their obligations thereunder.

The Senior Credit Facility is scheduled to expire on August 11, 2011, when all amounts will be due and payable in full. The Senior Credit Facility does not require amortization of principal and may be paid before maturity in whole or in part at the Company’s option without penalty or premium; provided that, if the Company permanently reduces the revolving commitment in connection with a prepayment, on or before August 11, 2009, it must pay a prepayment fee equal to 1% of the amount of such reduction, or after such date and on or before August 11, 2010, it must pay a prepayment fee equal to 1/2% of the prepayment.

The initial proceeds of the Senior Credit Facility were used to pay amounts incurred in connection with the Merger and the Company’s and Model Reorg’s previous senior credit facilities.

Revolving loans under the Senior Credit Facility may be drawn, repaid and reborrowed up to the amount available under a borrowing base calculated with reference to a specified percentage of the borrowers’ eligible accounts and a specified percentage of the borrowers’ eligible inventory from time to time. The Senior Credit Facility also includes a sub-limit of $25 million for letters of credit and a sub-limit of $12.5 million for swing line loans (that is, same-day loans from the lead or agent bank).

Interest under the Senior Credit Facility will, at the Company’s election unless an Event of Default exists, be at either (i) the higher of The Wall Street Journal corporate “base rate” or the federal funds rate plus 0.50% (the “Base Rate”) or (ii) the applicable London interbank offered rate (“LIBOR”), plus in each case, specified margins. These margins are determined based upon the Company’s excess availability (that is, at any time, an amount equal to (a) the lesser of the aggregate revolving commitments and the borrowing base at such time minus (b) the revolving exposure of all lenders) from time to time. Interest rate margins are initially set at 2.50% per annum for LIBOR borrowings and 1.25% for Base Rate borrowings. Following the first fiscal quarter ending at least six months after the closing of the Senior Credit Facility, the interest rate margins will range from 2.25% to 2.75% for LIBOR borrowings and from 1.00% to 1.50% for Base Rate borrowings. The Company will also be required to pay fees equal to 0.375% of the unused amount of the Senior Credit Facility and the outstanding amount of letters of credit under that facility.

All obligations of the Company under the Senior Credit Facility and under any interest rate protection or other hedging arrangements entered into in connection with the Senior Credit Facility are secured by a first priority perfected security interests in all existing and after-acquired personal property and owned real property owned by the Company and its subsidiaries, which are co-borrowers or guarantors, including, without limitation, 100% (or, in the case of excluded foreign subsidiaries, 66%) of the outstanding equity interests in their subsidiaries.

The Senior Credit Facility limits the Company’s and its subsidiaries’ ability to, among other things: incur additional indebtedness; incur liens or guarantee obligations; pay dividends and make other distributions; make investments and enter into joint ventures; dispose of assets; and engage in transactions with affiliates, except for certain existing arrangements under which the Company leases space and obtains certain business services from affiliated companies and other arrangements in the ordinary course of business and on an arms-length basis.

The Senior Credit Facility provides that advances to suppliers by the Company and its subsidiaries may not exceed $8,000,000 with respect to all suppliers or $5,000,000 with respect to any one supplier (together with its affiliates). In addition, under the Senior Credit Facility, the Company and its subsidiaries must maintain the following financial ratios:

•

A fixed charge coverage ratio, defined as the Company’s consolidated EBITDA less capital expenditures not funded by debt to fixed charges for each 12 month period ending as of each fiscal quarter end of at least 1.10 to 1.00;

•

a leverage ratio, defined as consolidated senior indebtedness to consolidated EBITDA, for each 12 month period ending as of each fiscal quarter end of no greater than (i) 6.00 to 1.00 for each fiscal quarter ending during the period from October 31, 2008 to July 31, 2009, (ii) 5.75 to 1.00 for each fiscal quarter ending during the period from October 31, 2009 to July 31, 2010, and (iii) 5.50 to 1.00 for the fiscal quarter ending October 31, 2010 and each fiscal quarter thereafter; and

•

an inventory turnover ratio, defined as the ratio of the cost of goods sold by the Company on a consolidated basis during the 12 month period preceding each fiscal quarter end to the book value of the Company’s consolidated inventories as of each fiscal quarter end, of at least 1.00 to 1.00.

Any failure to comply with the financial or operating covenants of the Senior Credit Facility would not only prevent the Company and its subsidiaries from being able to borrow additional funds, but would constitute a default, resulting in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

The Senior Credit Facility also includes other, customary events of default that would permit the lenders to accelerate the indebtedness and terminate the credit facility. These include a change in control, which would occur if:

•

any person or group (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934) acquires (or the shareholders approve such acquisition of), ownership or voting control of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding capital stock;

•	a majority of the seats on the Company’s board of directors are occupied by persons who were neither nominated by the board of directors as of August 8, 2008 nor appointed by directors so nominated;

•

any “change in control” (or substantially equivalent term), as defined in any agreements in connection with any of the Company’s indebtedness or of any of its subsidiaries in excess of $5.0 million occurs, that results in a default under such indebtedness or requirement of a payment thereunder; or

•	the Company ceases to own, directly or indirectly, 100% of the equity interest of each of the Company’s subsidiaries that are co-borrowers under the Senior Credit Facility.

Promissory Notes

At the closing of the Merger, six estate planning trusts established by Glenn, Stephen and Arlene Nussdorf (the “Nussdorf Trusts”) loaned an aggregate of approximately $55 million to Model Acquisition contemporaneously with the consummation of the Merger pursuant to unsecured subordinated promissory notes executed by Model Acquisition in favor of the Nussdorf Trusts. At the same time, Model Acquisition issued an unsecured subordinated promissory note in the principal amount of $35 million to Quality King Distributors, Inc. (“Quality King”). The Nussdorfs are principal stockholders of the Company, and Quality King is wholly-owned by the Nussdorfs.

All of the subordinated promissory notes issued to the Nussdorf Trusts and Quality King are subordinated to the Senior Credit Facility. The maturity date of the subordinated promissory notes payable to the Nussdorf Trusts is February 8, 2012 and the subordinated promissory note payable to Quality King debt will amortize quarterly beginning in January 2009 at the rate of $2.5 million per quarter, with the balance due June 30, 2012. The subordinated promissory notes payable to the Nussdorf Trusts bear interest at a rate equal to 2% over the rate in effect from time to time on the revolving loans under the Senior Credit Facility, and the subordinated promissory note payable to Quality King bears interest at a rate equal to 1% over the rate in effect from time to time on the revolving loans under the Senior Credit Facility. No interest payments will be required under any of the subordinated notes until January 2009. In connection with this financing, Glenn and Stephen Nussdorf released and terminated their security interests under the $5 million convertible subordinated note that the Company had issued for a loan they made to the Company in 2004.

Registration Rights Agreement

At the closing of the Merger, the Company and the Model Reorg shareholders executed a “piggyback” registration rights agreement (the “Registration Rights Agreement”) under which the former Model Reorg shareholders have the right to require the Company, at the Company’s expense, to include the shares received in the Merger (but not those issuable upon exercise of the Warrants), and any shares of common stock issued in respect thereof, in certain registration statements that the Company may file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The shareholders’ registration rights do not apply to registration statements the Company files to sell securities (a) issued pursuant to bona fide compensatory arrangements or as consideration for certain acquisitions of businesses or assets or (b) that are solely debt securities or nonconvertible preferred stock, including those issuable upon conversion of such debt securities.

The Registration Rights Agreement contains customary provisions allocating rights and responsibilities in the event the registration involves an underwritten offering and obligating the Company and the selling shareholders to indemnify each other against certain liabilities arising from any registration of securities. The Registration Rights Agreement limits the Company’s ability to grant superior registration rights to others in the future, except that the Company may grant registration rights to persons providing financing and/or selling businesses or assets to the Company as long as any such rights are of equal priority and pro rata with the registration rights of the former Model Reorg shareholders.

The right of any former Model Reorg shareholder to request registration pursuant to the Registration Rights Agreement will terminate when that shareholder holds less than the greater of (a) 1% of the outstanding shares of the Company’s common stock or (b) the current weekly trading volume of the Company’s common stock and is not an affiliate (a control person) with respect to the Company.

Services Agreement

At the closing of the Merger, the Company executed a services agreement with Quality King providing for the continuation of Model Reorg’s participation in certain third party arrangements at the Company’s respective share of Quality King’s cost, including allocated overhead, plus a 2% administrative fee, and the provision of legal services, subject to termination with respect to any such service on 30 days’ notice by either party. These third party arrangements include 401(k), medical, dental, and flex spending plans.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 under the heading “Background” is incorporated herein by reference.

The information set forth under the caption “Certain Relationships and Related Person Transactions” in the Company’s definitive proxy statement filed on July 25, 2008 (File No. 000-19714) is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the headings “Senior Credit Facility” and “Promissory Notes” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

In the Merger, the Company issued 5,900,000 shares of common stock and Warrants to purchase an aggregate of 1,500,000 shares of common stock to the Model Reorg shareholders. Each Warrant will entitle the holder to purchase shares of the Company’s common stock at an exercise price of $23.94 per share, payable in cash. The number of shares issuable upon exercise of the Warrants and the exercise price may be adjusted from time to time to reflect stock splits, stock dividends, combinations, reclassifications, mergers and other recapitalization transactions affecting the Company’s common stock.

The Warrants will not be exercisable until the third anniversary of the closing of the Merger, provided that the Warrants will become exercisable earlier in the event of any (a) merger, share exchange or consolidation of the Company, (b) sale of all or substantially all of the Company’s assets, or (c) tender offer or exchange offer pursuant to which not less than 90% of the then outstanding shares of the Company’s common stock are tendered or exchanged for other securities, cash or property, other than any such transaction that does not result in a transfer of majority ownership of the Company’s combined voting power or assets. Once exercisable, the Warrants will remain exercisable until the tenth anniversary of the closing of the Merger.

The issuance of the shares of common stock and the Warrants (together, the “Securities”) by the Company in connection with the Merger was made in a transaction not involving any public offering pursuant to the exemption from registration in Section 4(2) of the Securities Act, meeting the conditions of Rule 506 thereunder, because the Securities were issued to a small number of accredited investors, all of whom certified to the Company that they were purchasing the Securities for investment for their own accounts and not with a view toward distribution, and the Company has taken appropriate measures to restrict the transfer of the Securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following the consummation of the Merger on August 11, 2008, Donna Dellomo was appointed Chief Financial Officer of the Company. Ms. Dellomo, age 44, has been the Chief Financial Officer of Model Reorg for the past ten years. In connection with her appointment, Ms. Dellomo will continue to receive her current salary of $218,400 per annum. The Company’s prior Chief Financial Officer, Donovan Chin, has been appointed Chief Financial Officer of Perfumania, Inc., the Company’s principal operating subsidiary.

Also effective immediately following the consummation of the Merger, Raymond Piergiorgi was appointed Chief Operating Officer of the Company. Mr. Piergiorgi, age 50, has been employed by Quality King and Model Reorg for the past eight years, most recently as Chief Operating Officer of Model Reorg. In connection with his appointment, Mr. Piergiorgi will continue to receive his current salary of $300,000 per annum.

Item 7.01.	Regulation FD Disclosure.

On August 11, 2008, the Company issued a press release announcing the consummation of the Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

In connection with consummation of the Merger, the Company’s articles of incorporation were amended to increase the number of shares of common stock the Company is authorized to issue from 6,250,000 shares to 20,000,000 shares and to change the Company’s name to “Perfumania Holdings, Inc.” These amendments were approved at the special meeting of the Company’s shareholders held on August 8, 2008.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment on or before October 27, 2008.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment on or before October 27, 2008.

(d) Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: August 11, 2008	By:	/s/ Donna Dellomo
Donna Dellomo Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 21, 2007, by and among E Com Ventures, Inc., Model Reorg, Inc., the shareholders of Model Reorg, Inc., and Model Reorg Acquisition LLC (“Merger Agreement”) (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 21, 2007).

2.2	First Amendment to Merger Agreement, dated as of July 8, 2008 (Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed July 11, 2007).

99.1	Press Release, dated August 11, 2008, issued by the Company*

*	Filed herewith.